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                                                                    EXHIBIT 21.0


                       SCIENTIFIC GAMES HOLDINGS CORP.
                                 SUBSIDIARIES



                                                 STATE/JURISDICTION
                                                 OF INCORPORATION/         OTHER NAMES UNDER WHICH BUSINESS
          NAME                                     ORGANIZATION                      IS CONDUCTED
----------------------------                     ------------------        --------------------------------
Scientific Games Inc.                               Delaware

Scientific Games (Greece) Inc.                      Delaware

GameTec Inc.                                        Delaware               Scientific Games Acquisition, Inc.

Scientific Games Foreign Sales Corporation          Barbados

Scientific Games International Limited            United Kingdom           Formerly known as Opax International Limited
 Line of business; instant ticket manufacturer
 Number of subsidiaries within US = 0
 Number of subsidiaries outside US = 4
